Exhibit 5.1

600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com

May 21, 2012

Rowan Companies, Inc.

2800 Post Oak Boulevard, Suite 5450

Houston, Texas 77056

Re:	Rowan Companies, Inc. – $500,000,000 aggregate principal amount of 4.875% Senior Notes due 2022.

Ladies and Gentlemen:

We have acted as special counsel to Rowan Companies, Inc., a Delaware corporation (the “Company”), in connection with the public offering of $500,000,000 aggregate principal amount of its 4.875% Senior Notes due 2022 (the “Notes”). The Notes are being issued under an Indenture dated as of July 21, 2009 (the “Base Indenture”), among the Company and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by the Fourth Supplemental Indenture thereto dated as of May 21, 2012 (the “Supplemental Indenture”), among the Company, Rowan Companies plc, a public limited company incorporated under the laws of England and Wales and the parent company of the Company (the “Parent”), and the Trustee. The Base Indenture, as amended and supplemented by the Supplemental Indenture, is referenced herein as the “Indenture.” The Notes are being guaranteed by the Parent pursuant to the guarantee included in the Indenture (the “Guarantee”), and are being sold pursuant to an Underwriting Agreement dated as of May 16, 2012 (the “Underwriting Agreement”), among the Company, the Parent, Citigroup Global Markets Inc. (“Citi”), RBC Capital Markets, LLC (“RBC”) and Wells Fargo Securities, LLC (“Wells Fargo”) and each of the other underwriters named therein for whom Citi, RBC and Wells Fargo are acting as representatives. The Company and the Parent are referred to collectively herein as the “Obligors.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

(i) the registration statement on Form S-3 (Registration Nos. 333-181455 and 333-181455-01) filed by the Obligors with the Securities and Exchange Commission (the “SEC”) on May 16, 2012 (such registration statement, including the form of prospectus included therein and the documents incorporated by reference therein, being referred to herein as the “Registration Statement”);

(ii) the prospectus dated May 16, 2012, included in the Registration Statement, relating to the offering from time to time of the Company’s debt securities (the “Base Prospectus”);

(iii) the preliminary prospectus supplement dated May 16, 2012, relating to the Notes, in the form filed on May 16, 2012 with the SEC, pursuant to Rule 424(b)(3) under the Securities Act (such prospectus supplement, together with the Base Prospectus, being referred to herein as the “Preliminary Prospectus”);

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Rowan Companies, Inc.

May 21, 2012

(iv) the term sheet relating to the Notes, filed on May 16, 2012 with the SEC as a free writing prospectus, pursuant to Rules 164 and 433 under the Securities Act;

(v) the prospectus supplement dated May 16, 2012, relating to the Notes, in the form filed on May 18, 2012 with the SEC, pursuant to Rule 424(b)(5) under the Securities Act (such prospectus supplement, together with the Base Prospectus, being referred to herein as the “Prospectus”);

(vi) the Underwriting Agreement;

(vii) the Indenture;

(viii) the form of the Notes attached to the Supplemental Indenture;

(ix) the global note (the “Global Note”) executed by the Company pursuant to the Indenture, in the aggregate principal amount of $500,000,000, representing the Notes purchased and sold pursuant to the Underwriting Agreement;

(x) the certificate of incorporation and bylaws of the Company, in each case as amended to date; and

(xi) resolutions adopted by the board of directors of each of the Obligors relating to the Registration Statement, the Notes, the Indenture and related matters.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Obligors and such agreements, certificates of public officials, certificates of officers or other representatives of the Obligors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except as set forth below, the validity and binding effect on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Obligors and others.

We express no opinion other than as to the laws of the State of New York, as in effect and existing on the date hereof, that are normally applicable to transactions of the type contemplated by the Underwriting Agreement, the Indenture and the Notes.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) the Supplemental Indenture (in the form examined by us) has been duly executed and delivered by the Obligors and the Trustee in accordance with the terms of the Base Indenture and (ii) the Global Note (in the form examined by us) has been duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and has been delivered in accordance with the terms of the Underwriting Agreement and the Indenture, the Notes will constitute valid and legally binding obligations of the Company, and the Guarantee will constitute a valid and legally binding obligation of the Guarantor.

Rowan Companies, Inc.

May 21, 2012

Our opinion above is subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability. Our opinion, insofar as it pertains to the choice of law provision of the Notes and the Indenture, is rendered solely in reliance upon New York General Obligations Law Section 5-1401, and is expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provision will be determined by a court of the State of New York or a United States federal court sitting in New York and applying New York choice of law rules, including said Section 5-1401. We express no opinion as to any constitutional limitations upon said Section 5-1401 or their effect, if any, upon any opinion herein expressed.

In rendering the opinion expressed above with respect to the Notes, we have assumed that the form and terms of such Notes, the issuance, sale and delivery thereof by the Company, and the incurrence and performance by the Obligors of their respective obligations thereunder or in respect thereof (including, without limitation, the Company’s obligations under the Indenture with respect to the Notes and the Parent’s obligations under the Indenture with respect to the Guarantee) in accordance with the terms thereof, will comply with, and will not violate, any applicable order, judgment, decree or award, or any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument, in each case, binding upon either of the Obligors, or to which the issuance, sale and delivery of such Notes or the Guarantee, or the incurrence and performance of such obligations, may be subject.

We hereby consent to the filing of this opinion with the SEC as an exhibit to a Current Report of the Parent on Form 8-K and to the reference to this firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein, or of any subsequent changes in applicable law.

Very truly yours,

/s/ Andrews Kurth LLP